Biogold Fuels™ Corporation Announces Appointment of Walter Wendland, Frederick Voelker, and Daniel Najor to it Parent Company’s Board of Directors

LOS ANGELES, Nov. 15th, 2007 -- The parent company of Biogold Fuels™ Corporation, (OTCBB: CBVA), a developer of complete systems capable of the profitable conversion of cellulosic waste materials to biodiesel, a viable “green” alternative to petroleum, to address the $93B U.S. diesel fuel market, announced today that it has appointed Walter Wendland, Frederich C. Voelker ("Fritz") and Daniel C. Najor, three experienced and accomplished business executives, to its Board of Directors. Mr. Wendland is currently Chief Executive Officer of Golden Grain Energy LLC, a leading producer of corn-based ethanol and serves on the boards of the Iowa Renewable Fuels Association and the national Renewable Fuels Association. Mr. Voelker is currently the Chief Executive Officer The Venture Banc, Inc, of Denver, a firm that specializes in assisting companies in the raising of debt and equity capital. Mr. Najor, a seasoned entrepreneur, is currently the Chief Executive Officer of the Food Palace Supermarket, a successful grocery located in Southern California.

Mr. Wendland came to the renewable fuels industry with a diverse background in agriculture and manufacturing, centered on innovation and effective management. Mr. Wendland currently serves as Chief Executive Officer of Golden Grain Energy, LLC, a corn-based ethanol production company, which currently produces approximately 100 million gallons of ethanol annually. A lifelong farmer, operating a northeast Iowa farming operation for 31 years, Mr. Wendland coupled his agricultural pursuits with entrepreneurial enterprises and management positions within manufacturing that have developed a broad knowledge of the agricultural industry, skills as a supervisor and manager, and an ability to look for unique ways of improving efficiency and profitability. Mr. Wendland’s experience includes 15 years as a supervisor working with metal fabrication, creating experimental parts for John Deere and developing processing equipment for Cargill, ADM and Iams pet food. For 10 years prior to joining Golden Grain Energy, Mr. Wendland also was manager and a partner in an 800 cow dairy in northeast Iowa, with responsibility for all aspects of operations, including management, animal health and nutrition. Mr. Wendland is also active in promoting renewable fuels on the local, state and national levels, as vice chairman of the Iowa Renewable Fuels Association and a member of the board of directors of the national Renewable Fuels Association. Mr. Wendland also serves on the boards of the Renewable Products Marketing Group and the North Iowa Business and Industry.

Mr. Voelker is currently Chief Executive Officer of The Venture Banc, Inc, of Denver, Colorado, a firm that specializes in assisting companies in the raising of debt and equity capital. From 1973 and 1997, Mr. Voelker was a licensed Wall Street broker. Mr. Voelker began his career with NYSE member firm Boettcher and Company and subsequently was Principal/owner of two NASD licensed Broker/Dealers in Denver, Colorado and Newport Beach, California where he specialized in initial public offerings of equities, and the underwriting of municipal bonds for the healthcare industry. Since 1986, Mr. Voelker has been involved in the ownership, management, and is a Director/CEO of two Venture Capital companies. Mr. Voelker received a BS from the University of Colorado and a PG from the University of Colorado School of Medicine.

Mr. Najor began his entrepreneurial pursuits twenty-nine years ago in the grocery business. Over the course of time, Mr. Najor has been involved as an operating owner of Great Scott Market in Lakeside, California and Food Palace Supermarket in San Diego, California. In his entrepreneurial pursuits, Mr. Najor has taken part in real estate transactions involving multiple financings and transactions for commercial and residential construction loans for developers and his own endeavors. Mr. Najor is also the co-inventor and sole owner U.S. Patent #6183017 issued Feb. 6, 2001, entitled, "Telephone calling card coupon."

“Biogold Fuels is fortunate to have attracted three such accomplished executives to our board of directors at such a significant period in our development,” said Steve Racoosin, CEO of Biogold Fuels. “Walter has been highly successful in the renewable fuels industry, including the development and operation of a significant ethanol production facility in Mason City, Iowa. His renewable fuels industry experience and success should help us accelerate our development. Fritz has an outstanding record in assisting companies with raising capital. His expertise and effort in this will be immensely valuable to us as we raise the necessary funds to develop and construct our facilities. Danny’s varied experiences in a variety of entrepreneurial efforts provide him with tremendous business acumen. His background and hands-on assistance should be helpful as we work to commercialize our business.”

About Biogold Fuels™ Corporation

Biogold Fuels™ Corporation is seeking to develop, acquire, license and commercialize patented and proprietary technologies that its management believes will allow a significant amount of municipal solid waste to be recycled into synthetic diesel fuel to address the $93 Billon diesel fuel market in the United States. A major component of MSW is paper-based material, hydrocarbon-based material, and other high-energy value feedstocks.

The contents of this press release are presented as a general overview of Biogold Fuels. This release is intended only to contain general information regarding Biogold Fuels and its business and does not purport to provide complete disclosure or analysis of all matters that may be relevant to a decision to invest in Biogold Fuels. In addition, certain matters discussed in this release may constitute 'forward-looking statements.' Actual results and the timing of certain events may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Biogold Fuels' ability to control or predict, including, but not limited to, risks and uncertainties outlined in Biogold Fuels' periodic reports filed with the Securities and Exchange Commission.

There can be no assurance that Biogold Fuels will in fact be successful in raising subsequent financing in order to build synthetic diesel production facilities to implement its business strategy. Other risk factors may include, but are not limited to, Biogold Fuels' ability to successfully implement its business strategy, including its ability to develop and construct its planned facilities, to produce and sell product at commercial levels and adequate prices and the acceptance of its product by potential customers and by the market in general, the ability of Biogold Fuels to achieve profitability even if it is able to sell its product at commercial levels, Biogold Fuels' ability to develop synthetic diesel fuel from MSW, fluctuations in quarterly results, increased competition, and Biogold Fuels' ability to protect the proprietary technology it uses. Further, Biogold Fuels operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond Biogold Fuels' control, such as announcements by competitors and service providers.

The statements made herein are made as of the date of this release, and Biogold Fuels undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements contained in this press release, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Biogold Fuels™ Corporation

Investor Relations Contact:
Chris Barsness
Biogold Fuels™ Corporation
1800 Century Park East, Suite 600
Los Angeles, CA 90067
310-556-0025

cbarsness@biogoldfuels.com